Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT

                                       to

               Prospectus dated February 19, 2002 and supplemented
              by the Prospectus Supplements, dated March 13, 2002,
                                 April 22, 2002,
                April 25, 2002, April 30, 2002, May 13, 2002, May
                 17, 2002, November 14, 2002, November 21, 2002,
                               November 22, 2002,
                December 5, 2002, December 20, 2002, January 13,
              2003, January 14, 2003, January 27, 2003, February 5,
                              2003, April 1, 2003,
           April 8, 2003, April 9, 2003, May 1, 2003 and May 29, 2003

                                       of

                                  FINDWHAT.COM

         Alexander M. Eaton ("Mr. Eaton") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

         o    40,000 shares at $14.11 per share on June 16, 2003.

This sale was effected by Bear, Stearns & Co., Inc., as agent, at a total commission charge of $3,000.00. Immediately following this sale, Mr. Eaton beneficially owned 45,000 shares of our common stock.

         On June 17, 2003, the closing price per share of our common stock on the Nasdaq National Market was $13.69.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is June 18, 2003.